Exhibit 21





           GRAPHIC PACKAGING INTERNATIONAL CORPORATION
                   SUBSIDIARIES OF REGISTRANT

     The following table lists subsidiaries of the Registrant and
the  respective  jurisdictions  of  their  incorporation  as   of
December 31, 2000. All subsidiaries are included in Registrant's consolidated financial statements.

                                               State/Country of
Name                                           Incorporation

Graphic Packaging Holdings, Inc.               Colorado
   ACX (UK) Ltd.                       	       England
     ACX Group, Ltd.                           Wales
       NMC Group, Ltd.                         England
   Graphic Packaging Corporation               Delaware
      Universal Packaging Corporation          Delaware
      Graphic Packaging Toronto Corporation    Canada
      Golden Technologies Company, Inc.        Colorado
      Golden Equities, Inc.                    Colorado
        Golden Properties Limited              Colorado
      Lauener Engineering Limited              Delaware
        Lauener Engineering, AG                Switzerland
      GAC Aluminum Company                     Colorado